                             CONTRIBUTION AGREEMENT

                                     Between

                        CORPORATE OFFICE PROPERTIES, L.P.

                                       And

                JOHN PARSINEN, JOHN D. PARSINEN, JR., ENTERPRISE
                        NAUTICAL, INC. AND VERNON R. BECK

                          Dated as of February 24, 1999

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE UPREIT AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                TABLE OF CONTENTS

1.       DEFINITIONS..........................................................3

2.       CONTRIBUTION.........................................................5

3.       CONSIDERATION........................................................5

4.       LP UNITS; INVESTOR MATERIALS.........................................5

5.       REPRESENTATIONS BY CONTRIBUTORS AND BECK.............................7

6.       COVENANTS OF CONTRIBUTORS AND BECK...................................10

7.       INDEMNITY............................................................11

8.       LIMITATION OF LIABILITY..............................................11

9.       BROKERAGE............................................................11

10.      REASONABLE EFFORTS...................................................11

11.      CLOSING..............................................................11

12.      MISCELLANEOUS........................................................13

         THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of the 24th day of February, 1999 (the "CONTRACT DATE"), by among JOHN PARSINEN, JOHN D. PARSINEN, JR. and ENTERPRISE NAUTICAL, INC., a Minnesota corporation (collectively, "CONTRIBUTORS"); VERNON R. BECK ("BECK"); and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("UPREIT").

                                   BACKGROUND

         A. Contributors collectively own 100% of the membership interests (the "INTERESTS") in Glacier Realty LLC, a Minnesota limited liability company ("GLACIER REALTY"). The Interests are owned as follows: John Parsinen owns 90 units (I.E. 45% of the Interests), John D. Parsinen, Jr. owns 10 units (I.E. 5% of the Interests) and Enterprise Nautical, Inc. owns 100 units (I.E. 50% of the Interests). Beck is the sole stockholder of Enterprise Nautical, Inc. and shall benefit from the terms of this Agreement.

         B. Glacier Realty has entered into a Management Agreement dated October 14, 1997 with Royale Investments, Inc., the predecessor in interest to Corporate Office Properties Trust, the general partner of UPREIT ("COPT"). Such Management Agreement relates to various management acquisition and disposition services to be performed by Glacier Realty for, and fees due to Glacier Realty from, various commercial and retail properties owned by COPT or UPREIT, which properties are intended to be sold. The parties have agreed to enter this Agreement to facilitate the disposition of those commercial and retail properties.

         C. Contributors, Beck and UPREIT desire to enter into this Agreement relating to the contribution and conveyance of the Interests to UPREIT in exchange for 200,000 LP Units (as defined below).

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

         1.       DEFINITIONS.

                  All terms which are not otherwise defined in this Agreement shall have the meaning set forth in this Section 1.

                  1.1. "ACCREDITED INVESTOR" shall have the meaning set forth in Regulation D promulgated under the Securities Act of 1933, as amended.

                  1.2. "AFFILIATES(S)" shall mean any entity affiliated with or related to the REIT or the UPREIT.

                  1.3. "AMENDMENT" shall have the meaning set forth in Section 4.1.1.

                  1.4. "CLOSING" or "CLOSING DATE" shall have the meaning set forth in Section 11.2 of this Agreement.

                  1.5. "CONTRIBUTORS" shall have the meaning set forth in the opening paragraph to this Agreement.

                  1.6.  "CONVERSION SHARES" shall have the meaning set forth in
Section 4.1.3.

                  1.7   "EXCHANGE" shall have the meaning set forth in Section
4.6.

                  1.8 "GOVERNMENTAL AUTHORITY/AUTHORITIES" shall mean any agency, commission, department or body of any municipal, township, county, local, state or federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over the matter.

                  1.9. "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.

                  1.10. "INFORMATIONAL MATERIALS" shall have the meaning set forth in Section 4.2. below.

                  1.11. "INVESTOR MATERIALS" shall have the meaning set forth in
Section 4.1.2.

                  1.12. "LOCK-UP PERIOD," as to the LP Units issued at the Closing, shall mean the period ending 13 months following the Closing.

                  1.13. "LOSSES" shall have the meaning set forth in Section 7.

                  1.14. "LP UNITS" shall mean the common units in the UPREIT.

                  1.15. "PARTNERSHIP AGREEMENT" shall mean the agreement of limited partnership of the UPREIT, as amended from time to time.

                  1.16. "RECORDS" shall mean all books, records, tax returns, correspondence, financial data, leases, and all other documents and matters, public or private, maintained by Glacier Realty or its agents, relating to receipts and expenditures pertaining to all of the Property and the Interests for the three most recent full calendar years and the current calendar year and all contracts, rental agreements and all other documents and matters, public and private, maintained by Glacier Realty or its agents, relating to operations of the Property or the Interests.

                  1.17. "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement to be entered into between the Contributors and UPREIT at the Closing.

                  1.18. "REIT" means Corporate Office Properties Trust, a, publicly traded Maryland real estate investment trust.

                  1.19. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  1.20. "TAXES" shall have the meaning set forth in Section 5.1.2.3.

                  1.21. "TAX RETURN" shall have the meaning set forth in Section 5.1.2.3.

                  1.22. "UPREIT" means Corporate Office Properties, L.P., a Delaware limited partnership.

         2. CONTRIBUTION. Subject to the terms and conditions set forth in this Agreement, at the Closing Contributors shall contribute, transfer and convey to the UPREIT, and the UPREIT shall accept from Contributors, all of Contributors' rights, title and interests in and to the Interests, free and clear of all liens, claims and encumbrances. At the Closing, Contributors shall relinquish any rights they may have to any net worth, equity, capital accounts, loan accounts, cash flow distributions and any other distributions, withdrawals, or payments of any kind from Glacier Realty.

         3. CONSIDERATION. In consideration of the contribution of the Interests to the UPREIT, and subject to the terms of this Agreement, at the Closing the UPREIT shall issue 200,000 LP Units (the "Units") to the Contributors.

         4. LP UNITS; INVESTOR MATERIALS.

                  4.1.     LP UNITS GENERALLY.

                           4.1.1.  The LP Units shall be  redeemable  for shares
of common shares of the REIT on a one-for-one basis or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement. Contributors acknowledge that the LP Units are not certificated and that, therefore, the issuance of the LP Units shall be evidenced by the execution and delivery of an amendment to the Partnership Agreement, which amendment shall be executed and delivered by the REIT as general partner at the Closing (the "AMENDMENT").

                           4.1.2.  Contributors  and Beckshall  deliver to
UPREIT prior to Closing a Certification which provides, among other things, information concerning Contributors' and Beck's status as Accredited Investors (or in the case of John D. Parsinen, Jr., his status as a sophisticated investor). Contributors and Beck shall provide or cause to be provided to UPREIT, or to any other party designated by UPREIT, such other information and documentation as may reasonably be requested by UPREIT in furtherance of the issuance of the LP Units as contemplated hereby (together withsuch Certification, the "INVESTOR MATERIALS").

                           4.1.3.  Contributors and Beck hereby covenant and
agree that they shall deliver to UPREIT, or to any other party designated by UPREIT, any documentation that may be required under the Partnership Agreement or any charter document of the REIT, and such other information and documentation as may reasonably be requested by UPREIT, at such time as the

LP Units are redeemed for shares of common shares of the REIT ("CONVERSION SHARES"). The preceding covenant shall survive the Closing.

                  4.2. CERTAIN INFORMATIONAL MATERIALS. Contributors and Beck hereby acknowledge and agree that the ownership of LP Units by Contributors and their respective rights and obligations as limited partner of the UPREIT (including, without limitation, the right to transfer, encumber, pledge and exchange the LP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in this Agreement and in the Partnership Agreement. In that regard, Contributors and Beck hereby covenant and agree that they shall execute any and all documentation reasonably required by the UPREIT and the REIT to formally memorialize the foregoing. Contributors and Beck acknowledge that they have received and reviewed, prior to the Closing Date, (i) the Partnership Agreement, (ii) the charter documents and bylaws of the REIT, (iii) the REIT's Form 10-K for the year ended December 31, 1997, (iv) all Form 10-Qs and Form 8-Ks that have been filed by the REIT since December 31, 1997, and (v) copies of all material press releases, proxy statements and reports to shareholders issued since December 31, 1997, and have otherwise had an opportunity to conduct a due diligence review of the affairs of the UPREIT and the REIT and have been afforded the opportunity to ask questions of, and receive additional information from, the REIT regarding the REIT and the UPREIT. UPREIT represents that all Federal and state income tax returns required to be filed by UPREIT and REIT have been so filed.

                  4.3. LOCK-UP PERIOD. Contributors agrees that during the Lock-Up Period, they shall not, in any way or to any extent, redeem (pursuant to the Partnership Agreement or otherwise), sell, transfer, assign or otherwise convey any or all of the LP Units delivered to them in connection with this transaction.

                  4.4. TRANSFER REQUIREMENTS. During the Lock-Up Period the Contributors may only pledge or encumber, and after the Lock-Up Period the Contributors may only sell, transfer, assign, pledge, encumber or otherwise convey, any or all of the LP Units delivered to them and, if applicable, any Conversion Shares, in strict compliance with this Agreement, the Partnership Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, the rules of the New York Stock Exchange and the Registration Rights Agreement, in each case as may be applicable. A legend may be placed on the face of the certificates evidencing the Conversion Shares to notify the holder of the restrictions on transfer under applicable federal or state securities laws.

                  4.5. TRADING RESTRICTIONS. During the two-year period following the expiration of the Lock-Up Period, the aggregate amount of Conversion Shares that the Contributors may sell during any 10-trading day period shall not exceed 30 percent (30%) of the average of the daily trading volume of such shares (as reported in The Wall Street Journal) for the 30 trading days immediately preceding the date on which the first sale of such shares during any such 10-day period occurs.

                  4.6. DISCLAIMER OF TAX MATTERS. Contributors and Beck acknowledge that they may incur significant income tax by virtue of Contributors' ownership of the LP Units under various circumstances, including but not limited to a reduction or repayment of debt by the UPREIT or a disposition of Glacier Realty or the Interests acquired. Contributors and Beck acknowledge that they have relied on the advice of their own tax counsel in connection with the contribution of the Interests and all other tax matters relating to the Interests and the LP Units. Contributors and Beck hereby release the REIT and UPREIT and their officers, directors, partners, agents, attorneys, accountants and consultants from any and all claims, losses, or damages resulting from the tax consequences arising to the Contributors and Beck, including but not limited to adverse tax consequences arising from the method of allocation selected under Section 4.8 of this Agreement. Contributors and Beck acknowledge that UPREIT and REIT make no representations or promises whatsoever as to retaining any debt or providing tax basis to Contributors, nor is UPREIT or REIT making any representations or warranties as to forbearing from selling any or all assets directly or indirectly owned by it except as provided in Section 4.9 hereof. Neither UPREIT nor the REIT warrant, nor shall any of them be responsible for, the federal, state or local tax consequences to Contributors or Beck resulting from either (i) the transactions contemplated by this Agreement or (ii) the allocation, if any, of losses and liabilities of the UPREIT to Contributors under the Partnership Agreement, the Internal Revenue Code (the "Code") or Treasury Regulations promulgated under the Code. Neither the UPREIT nor the REIT shall incur any liability under any document or agreement required to be executed or delivered in connection with the exchange of the Interests for the LP Units hereunder (the "Exchange").

                  4.7 FINAL TAX RETURN. As the contribution of the Interests to the UPREIT will constructively terminate Glacier Realty for federal income tax purposes, the Contributors acknowledge that UPREIT shall file, and Contributors will have no right to file, tax returns for Glacier Realty after Closing.

                  4.8 SECTION 704(c) METHOD. Contributors and Beck agree that the REIT shall have the sole authority to elect a method of allocation under
Section 704(c) of the Internal Revenue Code (the "Code") and the Treasury Regulations promulgated thereunder in connection with the Exchange. Contributors and Beck acknowledge that adverse tax consequences may result to them depending on such method chosen.

                  4.9. LIMITED COVENANT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED OR IMPLIED IN THIS AGREEMENT, UPREIT hereby covenants and agrees that (a) prior to October 14, 2002, it will not sell the Interests or Glacier Realty in a taxable disposition, (b) prior to October 14, 2002, it shall not terminate or dissolve Glacier Realty such that Glacier Realty shall be deemed to have been sold in a taxable disposition and (c) it will not extend the term of the Management Agreement (as defined in Section 5.1.9) beyond October 14, 2002. This covenant shall not apply however to (a) any termination or dissolution of Glacier Realty which would not be deemed a taxable disposition of Glacier Realty and (b) to the extent the fiduciary obligations of UPREIT or REIT would require otherwise.

         5.       REPRESENTATIONS BY CONTRIBUTORS AND BECK.

                  5.1. REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS AND BECK. In order to induce UPREIT to enter into this Agreement and to issue the LP Units in consideration for the

Interests, the Contributors and Beck make the following representations and warranties as of the Contract Date and as of the Closing, each of which is material and shall survive the contribution hereof without limitation, notwithstanding any investigation at any time made by or on behalf of UPREIT.

                  5.1.1. AUTHORITY. The execution and delivery of this Agreement by Contributors and Beck, and the performance of this Agreement by Contributors and Beck, have been duly authorized by Contributors and Beck, and this Agreement is binding on Contributors and Beck and enforceable against them in accordance with its terms. Any required consent of any creditor, investor, partner, shareholder, tenant-in-common, judicial or administrative body, Governmental Authority, or other governmental body or agency, or other party to such execution, delivery and performance by Contributors and Beck has been obtained. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in a breach of, default under, or acceleration of, any agreement to which Contributors, Beck or Glacier Realty is a party or by which Contributors, Beck or Glacier Realty are bound; or (ii) violate any restriction, court order, agreement or other legal obligation to which Contributors, Beck or Glacier Realty are subject.

                  5.1.2.   LIMITED LIABILITY COMPANY AND TAX-RELATED ISSUES.

                  5.1.2.1 Glacier Realty is, and at all times has been, properly treated as a limited liability company for federal income tax purposes and not as an "association" or "publicly traded partnership" taxable as a corporation. Glacier Realty's principal place of business is in Minnesota and it does not conduct business in any other state.

                  5.1.2.2 No owner of Glacier Realty has pledged or otherwise encumbered its membership interest in Glacier Realty.

                  5.1.2.3. Glacier Realty has filed or caused to be filed in a timely manner (within any applicable extension periods) all tax, information or other returns required to be filed by the Code or by applicable state, or local tax laws (collectively "TAX RETURNS"). Such Tax Returns are true, correct and complete in all respects; and all federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium unemployment, disability, personal property, sales, use, transfer, registration, estimated, or other tax of any kind whatsoever, including any interest, penalty or other addition thereto, whether disputed or not, (collectively, "TAXES") due, and Taxes due in respect of any person for which Glacier Realty had an obligation to withhold and/or otherwise pay over Taxes, have been timely paid in full or will be timely paid in full by the due date thereof (and whether or not shown on a Tax Return). With respect to any taxable year for which a statute of limitations (or similar provision) has not yet run, none of the Tax Returns of Glacier Realty have been audited by a government or taxing authority, nor is any such audit or other proceeding in process, pending, threatened (either in writing or verbally, formally or informally)or expected to be asserted with respect to Taxes (or collection of Taxes) of Glacier Realty, and Glacier Realty has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or not paid Taxes required to be filed, withheld, or paid by it. Glacier Realty has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662. No claim has ever been made by an authority in a jurisdiction where Glacier Realty does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  5.1.2.4. The financial statements (including balance sheets) of Glacier Realty attached hereto as Exhibit 5.1.2.4 are true, correct and complete. There are no liabilities or obligations, contingent or otherwise, of Glacier Realty except as shown on the financial statements.

                  5.1.3 UNITED STATES PERSON. Each Contributor is a "United States Person" within the meaning of Section 1445(f)(3) of the Code, as amended, and shall have executed and delivered an "Entity Transferor" certification at Closing.

                  5.1.4. INVESTMENT REPRESENTATION. Contributors and Beck represent that the LP Units are being acquired by Contributors with the present intention of holding such LP Units for purposes of investment, and not with a view towards sale or any other distribution (other than a distribution which may take place from Enterprise Nautical, Inc. to Beck, its sole stockholder). Contributors and Beck recognize that they may be required to bear the economic risk of an investment in the LP Units for an indefinite period of time. Contributors and Beck are each an Accredited Investor. Contributors and Beck have such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units. No LP Units will be issued, delivered or distributed to any person or entity who either (i) is a resident of the State of California or New York or
(ii) is other than an Accredited Investor with respect to whom there has been delivered to UPREIT satisfactory Investor Materials confirming the status of such person or entity as an Accredited Investor. Contributors and Beck have been furnished with the informational materials described in Section 4.2 above (collectively, the "INFORMATIONAL MATERIALS"), and have read and reviewed the Informational Materials and understand the contents thereof. Contributors and Beck have been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Units and the business, operations, conditions (financial and otherwise) and current prospects of the UPREIT and REIT. Contributors and Beck have consulted their own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and have not relied on the Informational Materials, the UPREIT, the REIT or any of their officers, directors, affiliates or professional advisors for such advice as to such consequences All consents necessary in order to consummate the transactions contemplated by this Agreement have been obtained. John D. Parsinen, Jr. is domiciled in the State of Illinois. John Parsinen and Beck are domiciled in and Enterprise Nautical, Inc. is formed under the laws of the State of Minnesota.

                  5.1.5 AUTHORITY. Contributors and Beck has the right, power and authority to enter into this Agreement and to contribute the Interests to UPREIT. All consents necessary for the contribution of the Interests to the UPREIT have been obtained.

                  5.1.6 OWNERSHIP OF INTERESTS. Contributors own the Interests, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments. UPREIT has received good and absolute title thereto, free of all liens, charges, encumbrances, restrictive agreements and assessments whatsoever. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the Interests. Any buy-sell agreement among the Contributors regarding the Interests has been terminated.

                  5.1.7 OWNERSHIP OF ENTERPRISE NAUTICAL, INC. Beck is the only beneficial owner of Enterprise Nautical, Inc. and no other entity or person holds any beneficial interest therein.

                  5.1.8 GOVERNING DOCUMENTS. The Operating Agreement and Member Control Agreement of Glacier Realty has been provided to UPREIT and there have been no further amendments thereto.

                  5.1.9 MANAGEMENT AGREEMENT. The Management Agreement between Glacier Realty and Royale Investments, Inc. dated October 14, 1997 (the "Management Agreement") has been provided to UPREIT and is in full force and effect.

                  5.1.10. NO OUTSTANDING OBLIGATIONS. All liabilities, obligations, costs and expenses of Glacier Realty have been paid in full, and there are no contingent liabilities of Glacier Realty.

         6.       COVENANTS OF CONTRIBUTORS AND BECK.

                  6.1 GOOD FAITH. All actions required pursuant to this Agreement that are necessary to effectuate the transaction contemplated herein will be taken promptly and in good faith by Contributors, and Contributors and Beck shall furnish UPREIT with such documents or further assurances as UPREIT may reasonably require.

                  6.2      AVAILABILITY OF RECORDS.

                  6.2.1 Upon UPREIT's reasonable request, for a period of two years after the Closing, Contributors shall make the Records available to UPREIT for inspection, copying and audit by UPREIT's designated accountants.

                  6.2.2 In addition, during such two year period Contributors and Beck shall provide, and cooperate in all reasonable respects in providing, UPREIT with copies of, or access to, such factual information as may be reasonably requested by UPREIT, and in the possession or control of Contributors and Beck, to enable the REIT to issue one or more press releases concerning the transaction that is the subject of this Agreement, to file a Current Report on Form 8-K, if, as and when such filing may be required by the SEC and to make any other filings that may be required by any Governmental Authority.

                  6.3 OPERATIONS. From the Contract Date through the Closing, Glacier Realty (a) shall not enter into any contract or incur any obligations or liabilities, (b) shall continue to be operated in the same manner as existed prior to the Contract Date and (c) shall not be in default of any of its obligations under the Management Agreement or any other contract.

         7. INDEMNITY. Contributors and Beck jointly and severally, do hereby agree to and do hereby indemnify, defend and hold harmless the UPREIT and the REIT and each of their respective partners, officers, directors, shareholders, agents and employees, and each of their successors and assigns (collectively the "INDEMNIFIED PARTIES"), from and against any and all claims, losses, demands, liabilities, suits, administrative proceedings, causes of action, costs and damages suffered by any Indemnified Party, and reasonable attorneys' fees of counsel selected by any Indemnified Party and other costs of defense, incurred, arising against, or suffered by any Indemnified Party, both known and unknown, present and future, at law or in equity (collectively "LOSSES"), arising out of, by virtue of or related in any way to, a breach of any representation, warranty or covenant of Contributors or Beck set forth in this Agreement, and any liabilities, obligations, expenses and costs, known or unknown, existing or contingent, relating to Glacier Realty as of the Closing (including but not limited to obligations under the Management Agreement), whether discovered before or after Closing.

         8. LIMITATION OF LIABILITY. Neither the UPREIT, REIT or any Affiliate or their respective members, partners and shareholders shall incur any liability under any document or agreement required in connection with this Agreement, and UPREIT shall not be required (in connection with this Agreement) to execute any document or agreement that does not expressly exculpate and release such parties and their respective successors, assigns, affiliates, officers, shareholders, partners, employees, agents and representatives from any liability or obligation arising out of, or in connection with, this Agreement. Neither the UPREIT nor the REIT shall assume or discharge any debts, obligations, liabilities or commitments of Glacier Realty whether accrued now or hereafter, fixed or contingent, known or unknown, other than obligations incurred under the Management Agreement after the Closing.

         9. BROKERAGE. UPREIT, Contributors and Beck each represents to the other that it has not dealt with any broker or agent in connection with this transaction. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section 9.

         10. REASONABLE EFFORTS. Contributors and Beck shall use its reasonable, diligent and good faith efforts, to perform as may be necessary or otherwise reasonably requested by UPREIT to effectuate the Exchange, and to otherwise carry out the purposes of this Agreement.

         11.      CLOSING.

                  11.1. CONTINGENCY. The Exchange and the transactions contemplated hereunder shall be contingent upon (a) the approval of this Agreement by the Board of Directors of the REIT (the "Board Approval") and (b) the representations contained in Section 5 remaining true and correct as of the Closing. If such Board Approval has not been given prior to March 31, 1999, then either Contributors or UPREIT, or if such representations are not true and correct then UPREIT, may elect in writing to terminate this Agreement, in which case none of the parties hereunder shall have any further obligations hereunder.

                  11.2. CLOSING. The Closing of the Exchange and the transactions contemplated hereunder shall take place on a date (the "Closing Date") specified by UPREIT which shall be no later than 10 days after the Board Approval. Closing shall occur at the offices of UPREIT at 8815 Centre Park Drive, Columbia, Maryland 21045 or such other place as may be mutually agreed upon by the parties.

                  11.3. CONTRIBUTORS' DELIVERIES. At the Closing, the Contributors and Beck shall deliver to UPREIT the following, each in form and substance satisfactory to UPREIT and its counsel:

                           11.3.1. An Assignment of Membership Interests
conveying the Interests to UPREIT.

                           11.3.2.  The certification described in Section
5.1.3. of this Agreement.

                           11.3.3 An amendment to the governing documents of
Glacier Realty reflecting the withdrawal of the Contributors as members thereof.

                           11.3.4.  The Amendment

                           11.3.5. A closing certificate, signed by the
Contributors and Beck, certifying that the representations and warranties of Contributors and Beck contained in this Agreement are true and correct as of the Closing Date and that all covenants required to be performed by Contributors and Beck prior to the Closing Date have been performed.

                           11.3.6. A release from Contributors and Beck in favor
of UPREIT, REIT and Glacier Realty.

                           11.3.7.  Such other documents as may be reasonably
requested by UPREIT in order to consummate the Exchange.

                  11.4. UPREIT'S DELIVERIES. At the Closing, UPREIT shall cause the following to be delivered to Contributors:

                           11.4.1.  The Registration Rights Agreement.

                           11.4.2.  The Amendment

                           11.4.3.  An opinion of counsel to UPREIT, in form and
substance reasonably satisfactory to Contributors, to the effect that the Exchange falls within Section 721 of the Code.

         11.5. WITHDRAWALS. Prior to the Closing, the Contributors shall be entitled to withdraw from Glacier Realty all cash and cash equivalents owned by Glacier Realty, provided that all liabilities, obligations and expenses of Glacier Realty shall have been paid in full.


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

         12.      MISCELLANEOUS.

                  12.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

                  12.2. CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Contributors, Beck and UPREIT have contributed substantially and materially to the preparation of this Agreement. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

                  12.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                  12.4. PARTIAL INVALIDITY. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

                  12.5. EXPENSES. Each party shall bear its own individual costs and expenses relating to the transaction contemplated hereby, including, without limitation, fees and expenses of legal counsel or other representatives for the services used, hired or connected with the proposed transactions mentioned above.

                  12.6. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

                  12.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

                  12.8. FURTHER ASSURANCES. Contributors and Beck agree to execute and acknowledge and deliver any further agreements, documents or instruments that are necessary or desirable in the judgment of UPREIT to carry out the transactions contemplated hereby.

                  1.9 SURVIVAL. All representations, warranties, covenants and indemnities contained herein shall survive this Agreement.



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

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement the day and year first above written.


                                  CONTRIBUTORS:


                                  /s/ John Parsinen                  (SEAL)
                                  -----------------------------------
                                  JOHN PARSINEN



                                  /s/ John D. Parsinen, Jr.          (SEAL)
                                  -----------------------------------
                                  JOHN D. PARSINEN, JR.



                                  ENTERPRISE NAUTICAL, INC.


                                  By: /s/ Vernon R. Beck             (SEAL)
                                  -----------------------------------
                                  Vernon R. Beck, President


                                  UPREIT:

                                  CORPORATE OFFICE PROPERTIES, L.P.

                                  By:  Corporate Office Properties Trust,
                                          Its general partner


                                  By: /s/ Randall M. Griffin         (SEAL)
                                     --------------------------------
                                  Name: Randall M. Griffin
                                       ------------------------------------
                                  Title: President
                                        -------------------------------------


                                  BECK:


                                   /s/ Vernon R. Beck                (SEAL)
                                  -----------------------------------
                                  VERNON R. BECK



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